Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of February 13, 2013, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Aware, Inc. (the “Issuer”) and such statement to which this Joint  Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated:

		February 13, 2013	/s/ ***
Susan Yang Stafford

		Dated:	The Susan Stafford 2010 Kimborana Trust

		February 13, 2013	/s/ ***
Susan Yang Stafford, Trustee

		Dated:	The Kimberly Stafford 2004 Irrevocable Trust

		February 13, 2013	/s/ ***
Susan Yang Stafford, Trustee

***	By:	John S. Stafford, Jr.

John S. Stafford, Jr.

Attorney-in-Fact